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                                                                    EXHIBIT 10.1

                                 Global Marine
                Personal Financial Planning Assistance Program
                         For Senior Executive Officers
                         ____________________________

                              SECTION 1 - PURPOSE

     The Global Marine Personal Financial Planning Assistance Program For Senior Executive Officers has been established by Global Marine Inc. (the "Company") to provide assistance with personal financial planning to selected senior executive officers of the Company, its subsidiaries and other affiliates.

                            SECTION 2 - ELIGIBILITY

     Executives in salary grade 45 and above are eligible for personal financial planning assistance. Approval for participation requires the recommendation of the Company's Chief Executive Officer and approval of the Company's Board of Directors. After approval, the executive will continue to be eligible for benefits under this program as long as he or she remains an employee of the Company, its subsidiaries and other affiliates, unless and until specific action is taken by the Company's Board of Directors to discontinue participation.

                             SECTION 3 - SERVICES

     Each participating executive will from time to time select a consultant or consultants to perform the following services:

     A. Prepare one initial personal financial plan after the executive is approved for the program;

     B. Assist in evaluating future financial decisions required to achieve the plan goals; and

     C.   Assist in income tax and estate planning and tax return preparation.

                          SECTION 4 - BENEFIT LIMITS

     The following benefit limits will apply:

     A. The fees to prepare the initial personal financial plan up to a maximum of $12,000.

     B. The fees to assist in the achievement of plan goals, including income tax and estate planning and tax return preparation, up to a calendar-year limit of $8,000.
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     C.   Any unused portion of the benefit amounts will expire at the end of each calendar year.

     D. Any fees in excess of the above benefit limits will be the responsibility of the executive receiving the services.

     E. An executive who retires or otherwise terminates his or her service as an employee of the Company, its subsidiaries and other affiliates will be eligible for any fees up to the full $8,000 calendar-year limit during the calendar year of such retirement or other termination. The Company, however, will only pay fees incurred by the executive prior to the retirement or other termination date. Any fees incurred after such date will be the responsibility of the executive.

                          SECTION 5 - TRAVEL EXPENSES

     Any reasonable travel expenses incurred by the consultant will be billed to and paid by the Company and will not be allocated to individual benefit limits.

                           SECTION 6 - INCOME TAXES

     All fees paid by the Company for personal financial planning are considered taxable income to the executive and will be added to the executive's W-2 statement. Some portion of these fees may be deductible under current IRS regulations.

                          SECTION 7 - ADMINISTRATION

     A. The executive will instruct the consultant to submit bills within the above benefit limits to the Company's Manager, Compensation, Benefits and Administration. There will be a separate bill submitted for travel expenses.

     B. The Company's Manager, Compensation, Benefits and Administration will note on each bill the current status of the annual benefit limit and will forward the bill to the executive for review and approval.

     C. The executive will initial the bill to signify his or her approval and will return the approved bill to the Company's Manager, Compensation, Benefits and Administration for approval and payment processing.

     D. The executive will instruct the consultant to send all bills for fees in excess of the above benefit limits directly to the executive for payment.

                        SECTION 8 - TERMS OF EMPLOYMENT

     The adoption and maintenance of this program will not be deemed to constitute a contract between any employer and employee, or to be consideration for, or an inducement or condition
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of, the employment of any person. Neither this program nor its maintenance will be deemed to give any employee the right to be retained in the employ of any employer or to interfere with the right of an employer to discharge an employee at any time, nor will it be deemed to give to an employer the right to require any employee to remain in its employ, nor will it interfere with any employee's right to terminate his or her employment at any time.

              SECTION 9 - MODIFICATION, AMENDMENT AND TERMINATION

     The Company reserves the right at any time and from time to time, without notice, to modify or amend, in whole or in part, any or all of the provisions of this program and to terminate this program for any reason.